Exhibit 23.2 Consent of DazskalBolton, LLP

                               DaszkalBolton LLP
                          Certified Public Accountants

Michael I. Daszkal, CPA, P.A.                     2401 N.W. Boca Raton Boulevard
Jeffery A. Bolton, CPA, P.A.                                Boca Raton, FL 33431
Timothy R. Devlin, CPA, P.A.                                     t: 561.367.1040
Michael S. Kridel, CPA, P.A.                                     f: 561.750.3236
Marjorie A. Horwin, CPA, P.A.                              www.daszkalbolton.com

                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACOUNTANT

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated February 12, 2003 relating to the financial statements of Better
Solutions Incorporated for the years ended December 31, 2002 and 2001, and to the reference to our Firm under the caption "Experts" in the Prospectus.

       /s/ DaszkalBolton LLP

Boca Raton, Florida
April 28, 2003